EXHIBIT 99.1


CHERRY CORPORATION TO EXPLORE STRATEGIC ALTERNATIVES FOR ITS SEMICONDUCTOR SUBSIDIARY WAUKEGAN, Ill., Jan. 27 /PRNewswire/ -- The Cherry Corporation (Nasdaq: CHER - news) today announced that its Board of Directors has decided to explore various strategic alternatives to help the Company maximize the value of Cherry Semiconductor Corporation, a wholly owned subsidiary ("CSC").

The Company has retained Banc of America Securities LLC as financial advisor to assist the Company in analyzing and pursuing strategic alternatives that would maximize shareholder value with respect to CSC. The Cherry Corporation manufactures proprietary and custom electrical switches, sensors, electronic keyboards and controls, and semiconductors for the worldwide automotive, computer, and consumer and commercial markets. The company has eight wholly owned subsidiaries in the United States, Germany, England, France, Australia, Czech Republic, Mexico and Hong Kong. Cherry also has 50-50 joint ventures in Japan, Hirose Cherry Precision Company Limited, and in India, TVS Cherry
Limited. Additional information is available on the company's website at http://www.cherrycorp.com.